UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) November 30, 2009

LAS VEGAS SANDS CORP.

(Exact name of registrant as specified in its charter)

NEVADA

(State or other jurisdiction of incorporation)

001-32373	27-0099920
(Commission File Number)	(I.R.S. Employer Identification No.)

3355 LAS VEGAS BOULEVARD SOUTH LAS VEGAS, NEVADA	89109
(Address of principal executive offices)	(Zip Code)

(702) 414-1000

(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01.	REGULATION FD DISCLOSURE.

On November 30, 2009, Sands China Ltd., a recently formed indirect subsidiary of Las Vegas Sands Corp. (the “Company”), announced that it has completed its offering (the “Offering”) of 1,870,000,000 of its ordinary shares with a nominal value of US$0.01 per share (the “Shares”) to be listed on The Stock Exchange of Hong Kong Limited (the “Hong Kong Stock Exchange”). The offering price was HK$10.38 (approximately US$1.341) per Share, representing net proceeds of approximately HK$12,575.9 million (approximately US$1,622.7 million) to Sands China Ltd. from the sale of 1,270,000,000 new Shares and net proceeds of approximately HK$5,994.5 million (approximately US$773.5 million) to Venetian Venture Development Intermediate II, a wholly-owned indirect subsidiary of the Company (the “Selling Shareholder”) from the sale of 600,000,000 secondary Shares. In each case, the proceeds described above are net of underwriting commissions and estimated offering expenses payable in connection with the Offering, and assume the over-allotment option to purchase up to 187,000,000 additional Shares granted to the underwriters in the Offering by the Selling Shareholder (the “Over-Allotment Option”) is not exercised. The Shares have been approved for listing on the Hong Kong Stock Exchange.

Upon consummation of the Offering, the Shares sold in the Offering, together with the issuance of 497,858,661 Shares2 in connection with the mandatory and automatic exchange of US$600.0 million of exchangeable bonds due 2014 (the “Exchangeable Bonds”) issued by the Selling Shareholder for Shares, as well as the allotment of 22,185,115 Shares to certain parties (or their designees) in connection with a confidential settlement agreement dated June 3, 2009 between such parties and the Company, will amount to approximately 29.7% of the post-issuance share capital base of Sands China Ltd., assuming the Over-Allotment Option is not exercised.

Sands China Ltd., through its operating subsidiaries, is a developer, owner and operator of integrated resorts and casinos in Macau.

This report contains forward-looking statements. Although the Company believes that these forward-looking statements are reasonable, it cannot assure you that any forward-looking statements will prove to be correct. These forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. New risks and uncertainties arise from time to time, and it is impossible for the Company to predict these events or how they may affect the Company. Readers are cautioned not to place undue reliance on these forward-looking statements. The Company assumes no obligation to update any forward-looking statements after the date of this report as a result of new information, future events or developments, except as required by federal securities laws.

The information in this Form 8-K attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

[1]	All U.S. dollar translations are approximate based on the exchange rate assumed in the Offering of US$1.00 to HK$7.7500.
[2]

The number of Shares that were issued upon the mandatory and automatic exchange of the Exchangeable Bonds for Shares were calculated using the exchange rate of US$1.00 to HK$7.7501, the U.S. dollar to Hong Kong dollar exchange rate in effect at the applicable time on the third day prior to the listing of the Shares on the Hong Kong Stock Exchange, in accordance with the terms and conditions of the Exchangeable Bonds.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: November 30, 2009

LAS VEGAS SANDS CORP.

By:	/S/ J. ALBERTO GONZALEZ-PITA
Name:	J. Alberto Gonzalez-Pita
Title:	Senior Vice President and General Counsel

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